Exhibit 10

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT (the “Assignment”) is dated as of August 26, 2009 by and between (i) Montana Mining Corp., which is a Nevada corporation, (“Montana”) and (ii) Dobhai Ventures, Inc., which is a Province of British Columbia corporation (the “Dobhai”). Produced Water Solutions, Inc., (“PWS”), which is a Province of Alberta corporation, and the shareholders of Produced Water Solutions, Inc., (the “PWS Shareholders”) who are also executing this Assignment for the purpose of providing a consent under the Agreement (as defined below).

WITNESSETH:

WHEREAS, as of November 20, 2008, as amended February 2, 2009 and July 10, 2009, Montana entered into a Share Exchange Agreement (the “Agreement”) with PWS and the PWS Shareholders pursuant to which the parties agreed that Montana would acquire PWS on the terms and conditions of the Agreement;

WHEREAS, Dobhai desires to assume the Agreement and Montana desires to assign the Agreement to Dobhai as set forth herein; and

WHEREAS, concurrent with the execution of this Assignment, Dobhai, PWS and the PWS Shareholders have entered into a letter agreement that sets out the terms upon which Dobhai will acquire all the outstanding shares of PWS (the “Dobhai Acquisition”) and provides for the termination of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and $1.00 paid by Dobhai to each of Montana, PWS and the PWS Shareholders, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

FOR GOOD AND VALUABLE CONSIDERATION, Montana hereby assigns, transfers and sets over to Dobhai all rights, title and interest held by Montana in and to the Agreement subject to the following provisions:

WARRANTIES AND ASSUMPTIONS

Montana warrants and represents that said Agreement is in full force and effect and is fully assignable subject to the prior written consent of PWS and the PWS Shareholders which consent is evidenced hereto; and

Montana further warrants that it has full right and authority to assign the Agreement and that the Agreement herein assigned is free of lien, encumbrance or adverse claim except that certain promissory note dated November 20, 2008, executed by PWS, that will remain a valid claim of Montana on PWS until the payment of the cash consideration recited herein.

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ROYALTY

Subject to the completion of the Dobhai Acquisition, Dobhai hereby grants to Montana a two and one half percent (2½%) royalty on all net revenue that is actually received by Dobhai or PWS from the “Produced Water” services provided by PWS to the oil and gas industry using PWS’ reverse osmosis and ultra-filtration technology during the period ending thirty six (36) months from the date of this Assignment. Notwithstanding the foregoing, the maximum total royalty payment due to Montana is one million United States dollars (US$1,000,000). For the purpose of calculating the royalty, “net revenue” is the gross invoiced amount that is paid less all (i) discounts actually given, (ii) rebates, chargeback and other allowances actually given, (iii) retroactive price reductions actually granted, (iv) bad debts, sales or excise taxes, and other governmental charges actually incurred or accounted for and (v) direct operating costs. Dobhai shall remit said royalty to Montana on the last day of each calendar month subject to adjustment, if any, on a quarterly basis.

CASH CONSIDERATION

Within ten (10) days of the completion of the Dobhai Acquisition, Dobhai shall pay to Montana a cash payment of one hundred and thirty five thousand United States dollars (US$135,000).

LIMITATIONS AND SAVING

Dobhai’s obligation to pay the royalty and cash consideration set out above is subject to receipt of all required approvals of the TSX Venture Exchange (the “TSXV”) and the shareholders of Dobhai to the completion of the Dobhai Acquisition including the payments due hereunder to Montana. Dobhai covenants to use reasonable commercial efforts to obtain the required approvals of the TSXV and the shareholders of Dobhai. This Assignment will remain effective until November 30, 2009 or as agreed by the parties hereto, thereafter if Dobhai is unable to obtain all approvals required to make the payments due to Montana this Assignment shall terminate with all rights title and interest held in the Agreement to revert to Montana.

Entire Agreement

This Assignment constitutes the entire agreement between the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Assignment.

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ARBITRATION

Any controversy or claim arising out of or relating to this Assignment, or any breach thereof, having not been cured within the herein prescribed time, arising out of or relating to the relationship between Montana (including any of its parents, subsidiaries, officers, employees, affiliates, agents, and representative, and the officers and employees of all such entitles) and Dobhai (including any of its parents, subsidiaries, officers, employees, agents or affiliates, and the officers and employees of all such entities) including, without limitation, any claim that any terms in this Assignment are unenforceable or otherwise avoidable, shall be submitted to binding arbitration and shall be determined in accordance with the rules set out in the Commercial Arbitration Act (British Columbia). Such Arbitration shall be conducted in English before a sole arbitrator who shall be a Canadian national, selected in accordance with said rules. The arbitration, including the rendering of the award shall take place in Vancouver, British Columbia. The conflict of law rules of the Province of British Columbia shall be applicable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereon. This clause shall not, however, limit Montana’s right to institute or join in any petition or action before a bankruptcy court, as may be necessary in Montana’s sole subjective judgment, to seek to receive from Dobhai payments due under this Assignment. Furthermore, this provision shall not limit Dobhai’s or Montana’s right to obtain any provisional remedy, including, without limitations, injunctive relief, writs for recovery of possession or similar relief, from any court of competent jurisdiction. Either party may invoke this paragraph after providing thirty (30) days’ written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

ENTITLEMENT TO COSTS

If any legal action or dispute arises under this Assignment, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Assignment, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, investigative costs, reasonable accounting fees and charges for experts. The “prevailing party” shall be the party who obtains a final judgment in its favor or a provisional remedy such as a preliminary injunction or who is entitled to recover its reasonable costs of suit, whether or not the suit proceeds to final judgment; if there is no court action, the prevailing party shall be the party who wins any dispute. A party need not be awarded money damages or all relief sought in order to be considered the “prevailing party” by a court.

GOVERNING LAW AND ATTORNMENT

This Assignment is and will be deemed to be made in British Columbia and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia, and the rights and remedies of the parties will be determined in accordance with those laws. Each party irrevocably attorns to the jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained in respect of or arising because of this Agreement will be commenced or maintained only in such of those Courts as is appropriate.

AMENDMENT

This Assignment may not be amended except in writing executed by each of the parties hereto.

ASSIGNMENT

No party may assign any right, benefit or interest in this Assignment without the written consent of every other party, and any purported assignment without such consent will be void.
FURTHER ASSURANCES

Each party will, at its own expense and without expense to any other party, execute and deliver such further agreements and other documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Assignment.

BINDING EFFECT

This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

COUNTERPARTS

This Assignment may be executed in any number of counterparts with the same effect as if every party to this Assignment had signed the same document, and all counterparts will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement was executed by the parties as of the day and year first above written

Montana Mining Corp.               Dobhai Ventures, Inc.

/s/ Ruairidh Campbell                   /s/ Minaz Devji

Montana’s Signature                    Dobhai’s Signature
By: Ruairidh Campbell                  By: Minaz Devji
Its: Chief Executive Officer          Its: Chief Executive Officer

Consenting to this Assignment for the Purposes of the Agreement

Produced Water Solutions, Inc.

/s/ Al Radford

PWS’ Signature
By: Al Radford

Its: President

The Shareholders of Produced Water Solutions, Inc.

Canadian Prestige Ltd.     Maple Leaf Development Corp.

/s/ Al Radford                    /s/ Ken Weenink

CPL’s Signature

By: Al Radford
Its: Owner
                                         /s/ Brian Gossen

                                         MLDC’s Signature
                                         By:Ken Weenink and Brian Gossen

                                         Its: Owners

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